Exhibit 15(a)

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form F-3, No. 333-127351-01) of Telecom Italia S.p.A. of our report dated March 22, 2006 (except Notes 43, 44, and 45, as to which the date is May 12, 2006), with respect to the consolidated financial statements of Telecom Italia S.p.A. and subsidiaries included in the Form 20-F for the year ended December 31, 2005 filed with the Securities and Exchange Commission.

/s/    Reconta Ernst & Young

Milan, Italy

May 19, 2006